UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2008

SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

At the Annual Meeting of Stockholders on May 21, 2008 (the “Annual Meeting”), the stockholders of Silicon Image, Inc. (the “Registrant”) approved a new 2008 Equity Incentive Plan (the “2008 EIP”), which reserves 4,000,000 shares of the Registrant’s Common Stock.  The material terms of the 2008 EIP are described in detail in the Registrant’s Definitive Proxy Statement filed with the Commission on April 17, 2008.  The 2008 EIP replaces the Registrant’s 1999 Equity Incentive Plan as the Registrant’s primary plan for providing equity-based incentive compensation to the Registrant’s eligible employees and non-employee directors.

At the Annual Meeting, the Registrant’s stockholders also approved the amendment of the Registrant’s Employee Stock Purchase Plan (“ESPP”), to extend the termination date of the ESPP.  The ESPP will now expire on August 15, 2018.

The foregoing is a summary of the 2008 EIP and the changes effected by the amendment to the ESPP and does not purport to be complete.  The foregoing is qualified in its entirety by reference to the 2008 EIP and ESPP, as amended, copies of which are filed as Exhibits to the Registrant’s Form S-8 filed with the Commission on May 23, 2008, and which are incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

The disclosures made under Item 1.01 above regarding the 2008 EIP are hereby incorporated by reference into this Item 5.02(e).

Item 9.01      Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Exhibit Title

99.01	Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 4.05 to the Form S-8 filed with the Commission on May 23, 2008).

99.02	2008 Equity Incentive Plan (incorporated by reference to Exhibit 4.07 to the Form S-8 filed with the Commission on May 23, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2008	SILICON IMAGE, INC.

	By:	/s/ Edward Lopez
Edward Lopez
Chief Legal Officer

Exhibit List

Exhibit No.	Exhibit Title

99.01	Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 4.05 to the Form S-8 filed with the Commission on May 23, 2008).

99.02	2008 Equity Incentive Plan (incorporated by reference to Exhibit 4.07 to the Form S-8 filed with the Commission on May 23, 2008).